     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 3, 1997.

                                                     REGISTRATION NO. 333 -26855
================================================================================

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                                AMENDMENT NO. 2

                                       TO

                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                              FINE.COM CORPORATION
                  NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER

      STATE OF WASHINGTON                   7379                        91-1657402
   STATE OR JURISDICTION OF      PRIMARY STANDARD INDUSTRIAL  I.R.S. EMPLOYER IDENTIFICATION
 INCORPORATION OR ORGANIZATION   CLASSIFICATION CODE NUMBER               NUMBER
               1118 POST AVENUE                  DANIEL M. FINE, CHIEF EXECUTIVE OFFICER
          SEATTLE, WASHINGTON 98101                        FINE.COM CORPORATION
                (206) 292-2888                               1118 POST AVENUE
  ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL             SEATTLE, WASHINGTON 98101
               EXECUTIVE OFFICES                              (206) 292-2888
  AND ADDRESS OF PRINCIPAL PLACE OF BUSINESS   NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT
                                                               FOR SERVICE

          COPIES OF ALL COMMUNICATIONS TO THE FOREGOING TO BE SENT TO:

     DAVID M. OTTO & WILLIAM A. CARLETON                    M. RIDGWAY BARKER
        CAIRNCROSS & HEMPELMANN, P.S.                    KELLEY DRYE & WARREN LLP
         701 FIFTH AVENUE, SUITE 7000           TWO STAMFORD PLAZA, 281 TRESSER BOULEVARD
        SEATTLE, WASHINGTON 98104-7014                 STAMFORD, CONNECTICUT 06901
                (206) 587-0700                                (203) 324-1400

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
  AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL HEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

                                    PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 27. EXHIBITS


    EXHIBIT
    NUMBER                                      DESCRIPTION
    -------     ----------------------------------------------------------------------------
       1.1      Form of Underwriting Agreement
       1.2      Form of Representative's Warrant Agreement
      +3.1      Articles of Incorporation, as amended, of the Company
      +3.2      Bylaws of the Company
      +4.1      Specimen Common Stock Certificate
       4.2      Form of Representative's Warrant (included as Exhibit A to Form of
                Representative's Warrant Agreement filed as Exhibit 1.2)
       5.1      Opinion of Cairncross & Hempelmann, P.S.
     +10.1      Incentive Stock Option Plan
     +10.2      1997 Stock Option Plan
     +10.3      Employment Agreement dated May 9, 1997 with Daniel M. Fine
     +10.4      Employment Agreement dated May 9, 1997 with James P. Chamberlin
     +10.5A     Loan Agreement dated March 31, 1997 with U.S. Bank of Washington
     +10.5B     Promissory Note in principal amount of $750,000 dated March 31, 1997
     +10.5C     Commercial Security Agreement dated March 31, 1997 for $750,000 revolving line of credit
     +10.5D     Promissory Note in principal amount of $400,000 dated March 31, 1997
     +10.5E     Commercial Security Agreement dated March 31, 1997 for $400,000 equipment line of credit
     +10.5F     Commercial Guaranty of Daniel M. Fine dated March 22, 1997 with U.S. Bank of
                Washington
     +10.6A     Office Lease Agreement dated February 28, 1996 with Grand Pacific Limited
                Partnership
     +10.6B     Personal Guaranty of Daniel M. Fine dated February 29, 1996
     +10.6C     First Amendment to Office Lease Agreement dated March 1997
     +10.7A     Promissory Note from Daniel M. Fine dated May 29, 1997
     +10.7B     Promissory Note from James P. Chamberlin dated May 29, 1997
     +11.1      Statement Regarding Computation of Net Income per Share
      23.1      Consent of Ernst & Young LLP, Independent Auditors
     +23.2      Consent of Cairncross & Hempelmann, P.S. (included in opinion filed as
                Exhibit 5.1)
     +24.1      Powers of Attorney
     +27.1      Financial Data Schedule


---------------


+ Previously filed.

                                   SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, as amended, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, in the City of Seattle, State of Washington, on July 3, 1997.


                                          fine.com Corporation

                                          By       /s/ DANIEL M. FINE
                                            ------------------------------------
                                                       Daniel M. Fine
                                                  Chief Executive Officer


     In accordance with the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                 SIGNATURES                               CAPACITIES                   DATE
---------------------------------------------   -------------------------------   ---------------

             /s/ DANIEL M. FINE                    Chairman of the Board of          July 3, 1997
---------------------------------------------              Directors
               Daniel M. Fine                     Chief Executive Officer and
                                                           President

           /s/ JAMES P. CHAMBERLIN                  Chief Financial Officer          July 3, 1997
---------------------------------------------      (principal financial and
             James P. Chamberlin                    accounting officer) and
                                                           Director

                      *                                    Director                  July 3, 1997
---------------------------------------------
             Norman W. Lauchner

                      *                                    Director                  July 3, 1997
---------------------------------------------
             Anthony C. Naughtin

                      *                                    Director                  July 3, 1997
---------------------------------------------
               Herbert L. Fine

                      *                                    Director                  July 3, 1997
---------------------------------------------
                 Frank Hadam


*By:       /s/ DANIEL M. FINE

     ---------------------------------
     Attorney-in-Fact

                               INDEX TO EXHIBITS
                                       TO
                                   FORM SB-2


    EXHIBIT
    NUMBER                                      DESCRIPTION
    -------   -------------------------------------------------------------------------------
       1.1    Form of Underwriting Agreement
       1.2    Form of Representative's Warrant Agreement
      +3.1    Articles of Incorporation, as amended, of the Company
      +3.2    Bylaws of the Company
      +4.1    Specimen Common Stock Certificate
       4.2    Form of Representative's Warrant (included as Exhibit A to Form of
                Representative's Warrant Agreement filed as Exhibit 1.2)
       5.1    Opinion of Cairncross & Hempelmann, P.S.
     +10.1    Incentive Stock Option Plan
     +10.2    1997 Stock Option Plan
     +10.3    Employment Agreement dated May 9, 1997 with Daniel M. Fine
     +10.4    Employment Agreement dated May 9, 1997 with James P. Chamberlin
     +10.5A   Loan Agreement dated March 31, 1997 with U.S. Bank of Washington
     +10.5B   Promissory Note in principal amount of $750,000 dated March 31, 1997
     +10.5C   Commercial Security Agreement dated March 31, 1997 for $750,000 revolving line of credit
     +10.5D   Promissory Note in principal amount of $400,000 dated March 31, 1997
     +10.5E   Commercial Security Agreement dated March 31, 1997 for $400,000 equipment line of credit
     +10.5F   Commercial Guaranty of Daniel M. Fine dated March 22, 1997 with U.S. Bank of
                Washington
     +10.6A   Office Lease Agreement dated February 28, 1996 with Grand Pacific Limited
                Partnership
     +10.6B   Personal Guaranty of Daniel M. Fine dated February 29, 1996
     +10.6C   First Amendment to Office Lease Agreement dated March 1997
     +10.7A   Promissory Note from Daniel M. Fine dated May 29, 1997
     +10.7B   Promissory Note from James P. Chamberlin dated May 29, 1997
     +11.1    Statement Regarding Computation of Net Income per Share
      23.1    Consent of Ernst & Young LLP, Independent Auditors
     +23.2    Consent of Cairncross & Hempelmann, P.S. (included in opinion filed as Exhibit
                5.1)
     +24.1    Powers of Attorney
     +27.1    Financial Data Schedule


---------------


+ Previously filed.